Exhibit 99.1

FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces

Fourth Quarter and Fiscal Year 2012 Financial Results

$24.8 Million Fourth Quarter Revenue Grows 29 percent Year-over-Year

Carlsbad, Calif. – February 5th, 2013 – MaxLinear, Inc. (NYSE: MXL), a provider of integrated, radio-frequency (RF) and mixed-signal integrated circuits for broadband communications applications, today announced financial results for the fourth quarter and fiscal year ended December 31, 2012.

Management Commentary

“We are pleased to announce that in the fourth quarter, we realized revenue of $24.8 million, which represents growth of 29 percent year-over-year, and brings to close a successful year, one in which we delivered annual revenue growth of 36 percent and positive cash flow from operations,” commented Kishore Seendripu, Ph.D., Chairman and CEO. “Our revenue growth in 2012 reflected strong momentum in Cable combined with stabilization of our terrestrial revenues as we brought to market new offerings across a range of television and hybrid set-top applications. Not only were we able to deliver this strong revenue growth in 2012, but we continue to execute admirably on new and exciting product development initiatives that will further expand our addressable market opportunity.”

Generally Accepted Accounting Principles (GAAP) Results

Net revenue for the fourth quarter of 2012 was $24.8 million, a decrease of 11 percent compared to the third quarter of 2012 and an increase of 29 percent compared to the fourth quarter of 2011. Gross profit in the fourth quarter of 2012 was 63 percent of revenue, compared to 63 percent in the third quarter of 2012 and 61 percent in the fourth quarter of 2011.

Net loss for the fourth quarter of 2012 was $4.6 million, or $0.14 per share (diluted), compared with net income of $0.5 million, or $0.01 per share (diluted), for the third quarter of 2012 and net loss of $4.7 million, or $0.14 per share (diluted), for the fourth quarter of 2011. The primary drivers of the $5.0 million change in profitability relative to the third quarter of 2012 include; $3 million less revenue which was influenced by customers desire to reduce their year-end inventories, approximately $1.3 million in incremental expenses related to a 40 nanometer R&D tape-out, and approximately $0.7 million increase in net professional fees related to our ongoing IP litigation with Silicon Laboratories, and the impact of net headcount additions in the quarter.

Positive cash flow provided by operations for the fourth quarter of 2012 totaled $1.4 million, compared with $6.3 million for the third quarter of 2012, and negative cash flow used in operations of $1.9 million in the fourth quarter of 2011.

Cash, cash equivalents and investments totaled $77.3 million at December 31, 2012, compared to $80.0 million at September 30, 2012, and $85.7 million at December 31, 2011. These decreases were primarily attributable to stock repurchases from our remaining venture capital investor, which was partially offset by operating cash flow generation.

For the fiscal year 2012, net revenue was $97.7 million, representing an increase of 36 percent compared to $71.9 million in fiscal 2011. Gross profit was 62 percent of revenue for fiscal 2012, compared to 63 percent for fiscal 2011. Net loss for fiscal 2012 was $13.3 million, or $0.40 per share (diluted), compared with net loss of $22.0 million, or $0.68 per share (diluted), in fiscal 2011. Positive cash flow provided by operations for fiscal 2012 totaled $7.5 million, compared with negative cash flow used in operations of $7.1 million in fiscal 2011.

Non-GAAP Results

Non-GAAP gross profit in the fourth quarter of 2012 was 63 percent of revenue, compared to 63 percent in the third quarter of 2012 and 61 percent in the fourth quarter of 2011.

Non-GAAP net income for the fourth quarter of 2012 was $0.7 million, or $0.02 per share (diluted), compared with $4.3 million, or $0.13 per share (diluted), for the third quarter of 2012, and non-GAAP net loss of $1.5 million, or $0.05 per share (diluted), for the fourth quarter of 2011.

For the fiscal year 2012, non-GAAP gross profit was 62 percent of revenue, compared to 63 percent for fiscal 2011. Non-GAAP net income for fiscal 2012 was $4.8 million, or $0.14 per share (diluted), compared with non-GAAP net loss of $3.7 million, or $0.11 per share (diluted), in fiscal 2011.

First Quarter 2013 Revenue Guidance

We expect revenue in the first quarter of 2013 to increase approximately 5% to 10% sequentially to $26 to $27 million.

Conference Call Details

MaxLinear will host its fourth quarter 2012 financial results conference call today, February 5, 2013 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-877-941-2068 / International: 1-480-629-9712 with conference ID: 4588060. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at www.maxlinear.com, and will be archived and available after the call at http://investors.maxlinear.com until February 19, 2013. A replay of the conference call will also be available until February 19, 2013 by dialing US toll free: 1-800-406-7325 / International: 1-303-590-3030 and referencing passcode: 4588060.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance, trends and growth opportunities in specific product markets such as cable and terrestrial applications, and opportunities associated with new product offerings and our strategy to expand our addressable market. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Risks and uncertainties affecting our business and operating results, include, among others, intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; uncertainties concerning how end user markets for our products will develop, including end user markets for the cable and terrestrial applications of our products as well as end user markets for products currently in development; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products, particularly as we seek to expand outside of our historic markets; potential decreases in average selling prices for our products; the timing and development of the global transition from analog to digital television; intellectual property risks, including risks arising from our continuing intellectual property litigation with Silicon Laboratories; our reliance on a limited number of third party manufacturers; and our lack of long-term supply contracts and dependence on limited sources of supply. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K, which MaxLinear expects to file with the SEC in February 2013.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP net income (loss), income (loss) from operations, gross profit, and earnings (loss) per share. These supplemental measures exclude the effects of (i) stock-based compensation expense and its related tax effect, if any; (ii) an accrual related to our performance based bonus plan for 2012, which will be settled in stock in 2013; (iii) expenses associated with our acquisition of certain new market related technology licenses; (iv) estimated fines and penalties and professional fees related to our previously disclosed export compliance and IP litigation matters; and (v) the valuation allowance on federal deferred tax assets. These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear. In addition, we exclude the related tax effect of stock-based compensation expense, if any, from non-GAAP net income.

Any bonus payments excluded from our non-GAAP net income under our 2012 bonus plans will be settled through the issuance of shares of Class A common stock under our equity incentive plans. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.

Expenses incurred in relation to the purchase of certain new market related technology licenses, intellectual property litigation and estimated fines and penalties and professional fees related to export compliance matters are unrelated to our underlying business. Therefore, we do not believe these are indicative of our core operating performance and exclude these expenses in management evaluations of our business.

Expenses incurred in relation to our export compliance review include (i) charges relating to estimates of potential export compliance fines and penalties, and (ii) professional fees incurred as a result of our audit committee’s review and the final voluntary disclosures submitted to governmental agencies.

Expenses incurred in relation to our intellectual property litigation with Silicon Laboratories include professional fees incurred. MaxLinear believes the lawsuit is without merit and intends to vigorously defend itself.

The provision for income taxes for the twelve months ended December 31, 2011 includes a valuation allowance related to federal deferred tax assets. We do not believe the recording of the valuation allowance is indicative of our core operating performance.

Reconciliations of non-GAAP measures disclosed in this press release appear below.

About MaxLinear, Inc.

MaxLinear, Inc. is a provider of integrated, radio-frequency (RF) and mixed-signal integrated circuits for broadband communications applications. MaxLinear is located in Carlsbad, California, and its address on the Internet is www.maxlinear.com.

MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.

MaxLinear, Inc. Investor Relations Contacts:

Nick Kormeluk

IR Sense

Tel: 949-415-7745

nick@irsense.com

MaxLinear, Inc. Corporate Contact:

Adam Spice

Chief Financial Officer

Tel: 760-692-0711, Extension 196

MAXLINEAR, INC.

UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended
	December 31,	September 30,	December 31,
	2012	2012	2011
Net revenue	$24,830	$27,795	$19,296
Cost of net revenue	9,126	10,328	7,573

Gross profit	15,704	17,467	11,723
Operating expenses:
Research and development	12,634	10,855	10,179
Selling, general and administrative	7,475	6,167	5,849

Total operating expenses	20,109	17,022	16,028

Income (loss) from operations	(4,405)	445	(4,305)
Interest income	61	74	58
Interest expense	(8)	(11)	(31)
Other expense, net	(123)	(14)	(131)

Income (loss) before income taxes	(4,475)	494	(4,409)
Provision for income taxes	106	44	283

Net income (loss)	$(4,581)	$450	$(4,692)

Net income (loss) per share:
Basic	$(0.14)	$0.01	$(0.14)

Diluted	$(0.14)	$0.01	$(0.14)

Shares used to compute net income (loss) per share:
Basic	32,591	33,316	33,056

Diluted	32,591	34,547	33,056

MAXLINEAR, INC.

UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Twelve Months Ended December 31,
	2012	2011
Net revenue	$97,728	$71,937
Cost of net revenue	37,019	26,616

Gross profit	60,709	45,321
Operating expenses:
Research and development	46,392	40,156
Selling, general and administrative	27,225	20,178

Total operating expenses	73,617	60,334

Loss from operations	(12,908)	(15,013)
Interest income	282	292
Interest expense	(53)	(69)
Other expense, net	(232)	(241)

Loss before income taxes	(12,911)	(15,031)
Provision for income taxes	341	6,993

Net loss	$(13,252)	$(22,024)

Net loss per share:
Basic	$(0.40)	$(0.68)

Diluted	$(0.40)	$(0.68)

Shares used to compute net loss per share:
Basic	33,198	32,573

Diluted	33,198	32,573

MAXLINEAR, INC.

UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011
Operating Activities
Net income (loss)	$(4,581)	$450	$(4,692)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Amortization and depreciation	970	860	865
Amortization of investment premiums, net	251	257	285
Stock-based compensation	2,820	2,609	2,162
Gain on sale of available-for-sale securities	(2)	—	—
Write down of long-lived assets	113	—	121
Changes in operating assets and liabilities:
Accounts receivable	1,721	(1,331)	(2,036)
Inventory	(945)	(409)	1,146
Prepaid and other assets	(99)	207	(28)
Accounts payable and accrued expenses	107	565	(843)
Accrued compensation	1,018	1,727	(674)
Deferred revenue and deferred profit	(52)	116	1,532
Accrued price protection liability	(72)	1,249	348
Other long-term liabilities	113	7	(123)

Net cash provided by (used in) operating activities	1,362	6,307	(1,937)
Investing Activities
Purchases of property and equipment	(2,029)	(1,400)	(775)
Purchases of intangible assets	—	(195)	(201)
Purchases of available-for-sale securities	(21,528)	(8,909)	(40,402)
Maturities of available-for-sale securities	19,251	27,049	26,775

Net cash provided by (used in) investing activities	(4,306)	16,545	(14,603)
Financing Activities
Payments on capital leases	(2)	(1)	(24)
Net proceeds from issuance of common stock	961	507	1,060
Repurchases of common stock	(2,840)	(9,236)	—

Net cash provided by (used in) financing activities	(1,881)	(8,730)	1,036

Effect of exchange rate changes on cash and cash equivalents	1	—	9
Increase (decrease) in cash and cash equivalents	(4,824)	14,122	(15,495)
Cash and cash equivalents at beginning of period	26,634	12,512	43,521

Cash and cash equivalents at end of period	$21,810	$26,634	$28,026

MAXLINEAR, INC.

UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve Months Ended December 31,
	2012	2011
Operating Activities
Net loss	$(13,252)	$(22,024)
Adjustments to reconcile net loss to cash used in operating activities:
Amortization and depreciation	3,531	3,159
Amortization of investment premiums, net	1,058	1,179
Stock-based compensation	9,984	7,368
Deferred income taxes	—	6,668
Gain on the sale of available-for-sale securities	(2)	(9)
Write down of long-lived assets	184	150
Changes in operating assets and liabilities:
Accounts receivable	(4,137)	(7,374)
Inventory	(1,809)	(657)
Prepaid and other assets	(129)	155
Accounts payable and accrued expenses	3,981	4,368
Amounts due to related party	—	(1,746)
Accrued compensation	4,910	(51)
Deferred revenue and deferred profit	(1,740)	(1,293)
Accrued price protection liability	5,024	2,400
Other long-term liabilities	(59)	598

Net cash provided by (used in) operating activities	7,544	(7,109)
Investing Activities
Purchases of property and equipment	(5,055)	(2,962)
Purchases of intangible assets	(390)	(201)
Purchases of available-for-sale securities	(87,897)	(111,369)
Maturities of available-for-sale securities	89,151	125,350

Net cash provided by (used in) investing activities	(4,191)	10,818
Financing Activities
Payments on capital leases	(32)	(82)
Net proceeds from issuance of common stock	2,531	2,815
Repurchases of common stock	(12,076)	—

Net cash provided by (used in) financing activities	(9,577)	2,733

Effect of exchange rate changes on cash and cash equivalents	8	21
Increase (decrease) in cash and cash equivalents	(6,216)	6,463
Cash and cash equivalents at beginning of period	28,026	21,563

Cash and cash equivalents at end of period	$21,810	$28,026

MAXLINEAR, INC.

UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	September 30,	December 31,
	2012	2012	2011
Assets
Current assets:
Cash and cash equivalents	$21,810	$26,634	$28,026
Short-term investments, available-for-sale	50,265	50,792	47,156
Accounts receivable, net	14,558	16,279	10,421
Inventory	9,891	8,946	8,082
Prepaid expenses and other current assets	1,494	1,394	1,394

Total current assets	98,018	104,045	95,079
Property and equipment, net	6,866	6,274	5,494
Long-term investments, available-for-sale	5,181	2,619	10,554
Intangible assets	275	461	1,021
Other long-term assets	257	258	228

Total assets	$110,597	$113,657	$112,376

Liabilities and stockholders’ equity
Current liabilities	$29,568	$29,093	$18,494
Other long-term liabilities	796	683	855
Capital lease obligations, net of current portion	—	—	2
Total stockholders’ equity	80,233	83,881	93,025

Total liabilities and stockholders’ equity	$110,597	$113,657	$112,376

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(in thousands, except per share data)

	Three Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011
GAAP net income (loss)	$(4,581)	$450	$(4,692)
Stock-based compensation:
Cost of net revenue	24	23	16
Research and development	1,792	1,661	1,420
Selling, general and administrative	1,003	925	726

Total stock-based compensation	2,819	2,609	2,162
Share-based bonus plan*:
Cost of net revenue	12	12	—
Research and development	750	699	—
Selling, general and administrative	583	490	—

Total share-based bonus plan	1,345	1,201	—
Acquisition of technology licenses	—	—	275
Estimated export compliance and IP litigation costs, net **	1,088	75	750

Non-GAAP net income (loss)	$671	$4,335	$(1,505)

Shares used in computing non-GAAP basic net income (loss) per share	32,591	33,316	33,056

Shares used in computing GAAP diluted net income (loss) per share	32,591	33,316	33,056
Dilutive common stock equivalents	1,157	1,231	—

Shares used in computing non-GAAP diluted net income (loss) per share	33,748	34,547	33,056

Non-GAAP basic net income (loss) per share	$0.02	$0.13	$(0.05)

Non-GAAP diluted net income (loss) per share	$0.02	$0.13	$(0.05)

*	Share-based bonus plan for the three months ended December 31, 2012 and September 30, 2012 relates to an accrual related to our performance based bonus plan for 2012, which will be settled in stock in 2013.
**	Estimated export compliance and IP litigation costs, net for the three months ended December 31, 2012 and September 30, 2012 includes the reduction of previously recorded export compliance fines and penalties of $250 and $625, respectively.

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(in thousands, except per share data)

	Twelve Months Ended December 31,
	2012	2011
GAAP net loss	$(13,252)	$(22,024)
Stock-based compensation:
Cost of net revenue	85	54
Research and development	6,382	4,434
Selling, general and administrative	3,517	2,880

Total stock-based compensation	9,984	7,368
Share-based bonus plan*:
Cost of net revenue	45	—
Research and development	3,021	—
Selling, general and administrative	1,956	—

Total share-based bonus plan	5,022	—
Acquisition of technology licenses	285	3,573
Estimated export compliance and IP litigation costs**	2,776	750
Income taxes***	—	6,668

Non-GAAP net income (loss)	$4,815	$(3,665)

Shares used in computing non-GAAP basic net income (loss) per share	33,198	32,573

Shares used in computing GAAP diluted net income (loss) per share	33,198	32,573
Dilutive common stock equivalents	1,080	—

Shares used in computing non-GAAP diluted net income (loss) per share	34,278	32,573

Non-GAAP basic net income (loss) per share	$0.15	$(0.11)

Non-GAAP diluted net income (loss) per share	$0.14	$(0.11)

*	Share-based bonus plan for the twelve months ended December 31, 2012 relates to an accrual related to our performance based bonus plan for 2012, which will be settled in stock in 2013.
**	Estimated export compliance and IP litigation costs, net for the twelve months ended December 31, 2012 includes the reduction of previously recorded export compliance fines and penalties of $875.
***	Income taxes for the twelve months ended December 31, 2011 illustrate the financial results without the effects of the recording of the valuation allowance related to federal deferred tax assets.

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended
	December 31,	September 30,	December 31,
	2012	2012	2011
GAAP gross profit as a % of revenue	63.2%	62.8%	60.8%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%	0.1%
Share-based bonus plan:
Cost of net revenue	0.1%	0.1%	—

Non-GAAP gross profit as a % of revenue	63.4%	63.0%	60.9%

GAAP income (loss) from operations as a % of revenue	(17.7)%	1.6%	(22.3)%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%	0.1%
Research and development	7.2%	6.0%	7.4%
Selling, general and administrative	4.0%	3.3%	3.8%
Share-based bonus plan:
Cost of net revenue	0.1%	0.1%	—
Research and development	3.0%	2.5%	—
Selling, general and administrative	2.3%	1.7%	—
Acquisition of technology licenses	—	—	1.4%
Estimated export compliance and IP litigation costs	4.4%	0.3%	3.9%

Non-GAAP income (loss) from operations as a % of revenue	3.4%	15.6%	(5.7)%

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Twelve Months Ended December 31,
	2012	2011
GAAP gross profit as a % of revenue	62.1%	63.0%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%
Share-based bonus plan:
Cost of net revenue	0.1%	—

Non-GAAP gross profit as a % of revenue	62.3%	63.1%

GAAP loss from operations as a % of revenue	(13.2)%	(20.9)%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%
Research and development	6.5%	6.2%
Selling, general and administrative	3.6%	4.0%
Share-based bonus plan:
Cost of net revenue	0.1%	—
Research and development	3.1%	—
Selling, general and administrative	2.0%	—
Acquisition of technology licenses	0.3%	5.0%
Estimated export compliance and IP litigation costs	2.8%	1.0%

Non-GAAP income (loss) from operations as a % of revenue	5.3%	(4.6)%